Exhibit 99.1

SINCLAIR TO EXCEED THIRD QUARTER ESTIMATES

Company to Report Third Quarter Financial Results on November 2, 2005

BALTIMORE (October 20, 2005) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) announced today that preliminary results for third quarter net broadcast revenues are higher than previous guidance indicated and that television operating expenses and program contract payments are lower than expected.

For the third quarter ended September 30, 2005, preliminary results for net broadcast revenues, before barter, are approximately $149.0 million versus prior expectations given August 3, 2005, which were for net broadcast revenues to be approximately $142.1 million to $143.1 million.  Approximately $3.0 million of the over-achievement relates to stronger demand by both local and national advertisers, an improvement in the automotive category and stronger than expected performance by our ABC affiliate stations.  In addition, under the terms of recently renegotiated retransmission agreements, the company recorded approximately $2.9 million in additional net broadcast revenue, reflecting a one-time adjustment to previously estimated retransmission revenue.

Preliminary results for third quarter television operating expenses (defined as station production and station selling, general and administrative expenses before barter) are approximately $69.7 million, a decline of 3.8% over the same period last year.  Prior guidance called for television operating expenses to decline 1.8% to approximately $71.2 million.  In addition, preliminary results for contract program payments are approximately $25.3 million, also better than the prior guidance of approximately $25.8 million.

Sinclair will release its final third quarter 2005 earnings results on Wednesday, November 2, 2005 at 7:30 a.m. ET, followed by a conference call to discuss the results at 8:45 a.m. ET.  The dial-in number for the earnings call is 877-407-9205.

If you plan to participate on the conference call, please call two minutes prior to the start time and tell the conference operator that the subject of the conference is the “Sinclair Earnings Conference Call.”  If you cannot participate in the live conference call, a replay of the call will be available on Sinclair Broadcast Group’s web site at www.sbgi.net /Investor Information/Conference Calls. This will be the only venue through which a replay will be available.  The earnings release can be viewed at www.sbgi.net /Investor Information/Press Releases.

Members of the news media will be welcome on the call in a listen-only mode.  Key executives will be made available to members of the news media, time permitting, following the conference call.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements regarding, among other things, future operating results.  When used in this press release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified above and below, the impact of changes in national and regional economies, successful integration of acquired television stations (including achievement of synergies and cost reductions), successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming and our news central strategy, our local sales initiatives, and the other risk factors set forth in the Company’s most recent reports on Form 10-Q and Form 10-K, as amended and filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements.